As filed with the Securities and Exchange Commission on April 9, 2009      Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3200380
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
4939 Directors Place
San Diego, CA 92121
(Address of principal executive offices) (Zip code)

Ardea Biosciences, Inc. 2004 Stock Incentive Plan
Ardea Biosciences, Inc. 2000 Employee Stock Purchase Plan
(Full title of the plans)
Barry D. Quart, Pharm.D.
Chief Executive Officer
Ardea Biosciences, Inc.
4939 Directors Place
San Diego, CA 92121
(858) 652-6500
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Ethan E. Christensen, Esq.
Cooley Godward Kronish llp
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum
Title of Each Class of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock issuable under the 2004 Stock Incentive Plan (par value $0.001 per share)	3,256,178 shares (3)	$9.08	$29,566,097	$1,650
Common Stock issuable under the 2000 Employee Stock Purchase Plan (par value $0.001 per share)	311,484 shares (4)	$9.08	$2,828,275	$158
Total	3,567,662 shares	N/A	$32,394,372	$1,808

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on April 7, 2009 as reported on the NASDAQ Global Market.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2004 Stock Incentive Plan (the “2004 SIP”) on each of January 3, 2006, January 2, 2007, January 2, 2008 and January 2, 2009, pursuant to an “evergreen” provision contained in the 2004 SIP. Pursuant to such provision, on the first trading day of January of each calendar year during the term of the 2004 SIP, beginning with calendar year 2005, the number of shares authorized for issuance under the 2004 SIP increases by an amount equal to five percent of the sum of the following share numbers: (i) the total number of shares of the Registrant’s Common Stock outstanding on the last trading day in December of the immediately preceding calendar year and (ii) the number of shares of the Company’s Common Stock into which the outstanding shares of Series A preferred stock are convertible on the last trading day in December of the immediately preceding calendar year. In accordance with the preceding formula, the shares available for issuance under the 2004 SIP were increased by increased by 891,787 shares on January 2, 2009, 744,552 on January 2, 2008, by 547,027 on January 2, 2007, and by 543,302 on January 3, 2006.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”) on each of December 31, 2007 and December 31,2008, pursuant to an “evergreen” provision contained in the 2000 ESPP. Pursuant to such provision, on December 31 of each year, the number of shares authorized for issuance under the 2000 ESPP is automatically increased by a number equal to the lesser of: one percent of the number of shares of Common Stock outstanding on such date or a lesser number of shares of Common Stock that may be determined by the Registrant’s board of directors. The evergreen provision expired and the final increase under the provision occurred on December 31, 2008. On December 31, 2008 and December 31, 2007, the number of shares authorized for issuance under the 2000 ESPP was increased by 178,357 and 133,127, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents filed by Ardea Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that contains audited financial statements for the Company’s fiscal year ended December 31, 2008.
     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.
     (c) The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act with the Commission on March 17, 2000 (File No. 000-29993), including any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
     Our Bylaws provide that we must indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law. Our Bylaws also provide that we may indemnify our other employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
     In addition, our Restated Certificate of Incorporation provides that our directors shall not be liable for monetary damages to the fullest extent under Delaware Law. However, this provision in the Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of fiduciary duty as a director for (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of dividends or approval of stock repurchases and redemptions that are unlawful under Delaware law and (iv) any transaction from which the director derived any improper personal benefit. The provision also does not affect a director’s responsibilities under the federal securities laws.

     We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and officer for certain expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of us, arising out of the person’s services as our director or officer, or as a director, officer or other fiduciary of an affiliate of ours to which the person provides services at our request.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number

4.1	Restated Certificate of Incorporation of the Company incorporated by reference to our Form 10-Q (File No. 001-33734) filed with the Securities and Exchange Commission on November 13, 2008.

4.2	Amended and Restated Bylaws, incorporated by reference to our Form 8-K (File No. 000-29993) filed with the Securities and Exchange Commission on August 2, 2007.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Stonefield Josephson, Inc.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.
Item 9. Undertakings
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 9, 2009.

Ardea Biosciences, Inc.
By:	/s/ Barry D. Quart, Pharm.D.
Barry D. Quart, Pharm.D.
President & Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Barry D. Quart and Christopher W. Krueger, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Quart, Pharm.D. Barry D. Quart, Pharm.D.	President, Chief Executive Officer & Director (Principal Executive Officer)	April 9, 2009

/s/ John W. Beck, CPA John W. Beck, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2009

/s/ Henry J. Fuchs, M.D. Henry J. Fuchs M.D.	Director	April 9, 2009

/s/ Craig A. Johnson Craig A. Johnson	Director	April 9, 2009

/s/ John Poyhonen John Poyhonen	Director	April 9, 2009

/s/ Jack S. Remington, M.D. Jack S. Remington, M.D.	Director	April 8, 2009

/s/ Kevin C. Tang Kevin C. Tang	Director	April 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Company incorporated by reference to our Form 10-Q (File No. 001-33734) filed with the Securities and Exchange Commission on November 13, 2008.

4.2	Amended and Restated Bylaws, incorporated by reference to our Form 8-K (File No. 000-29993) filed with the Securities and Exchange Commission on August 2, 2007.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Stonefield Josephson, Inc.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.